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                                                                Exhibit 10.18


                     HENRY MOURAD'S EMPLOYMENT ARRANGEMENT


The following represents the agreement in principle between Henry A. Mourad and MicroTel International, Inc., which is to be memorialized in a definitive employment agreement as soon as possible hereafter.

1) Henry's EMPLOYMENT AGREEMENT dated April 12, 1994 is amended and superceded in its entirety by this arrangement.
2) The new agreement will be between Henry A. Mourad and MicroTel International, Inc. and will employ him as President of CXR Telcom Corporation.
3)       The form and substance of the previous agreement (dated April 12,
         1994) shall be retained with the following exceptions:
         a) All references to his service as a member of the Board of Directors (of any company) will be deleted.
         b) His incentive compensation package will be equivalent to that of other current XIT Corporation subsidiary/division managers.
         c) The agreement will be inclusive of all benefits Henry will receive and therefore it will be addended to include a $600 per month car allowance that he currently and will continue to receive, and the 'supplemental' medical care benefits Henry has received in past years is discontinued and therefore will be absent from the agreement. The all-inclusive nature of the arrangement will be specifically stated as a provision of the contract.
4) Henry will receive a signing bonus of options to acquire 180,368 shares of the common stock of Microtel at an exercise price of $2.375. The options will be non-qualified, vest immediately, and be exerciseable for a period of 3 years.
5) Incorporated in the determination of the signing bonus are two previously unrecognized (i.e. not given accounting recognition) arrangements between Henry and the Company, and therefore both of these arrangements will be formally voided and cancelled. Specifically,
         a) that Convertible Promissory Note dated as of June 7, 1993 in the amount of $37,500, and
         b) that Stock Option Agreement under the CXR Corporation 1986 Incentive Stock Option Plan dated August 23, 1990.

Attached are the Employment Agreement dated April 12, 1994 and the 2 agreements noted in item 5) above for reference.

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
AGREED:

/s/ Henry A. Mourad       /s/ Jack Talan              /s/ Carmine T. Oliva
-------------------       -----------------------     --------------------
Henry A. Mourad           Jack Talan                  Carmine T. Oliva
                          Chairman and CEO            Chairman and CEO
                          MicroTel International,     XIT Corporation
                          Inc.
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